Exhibit 99.1

Apple REIT Six

COURTYARD
Marriott

SEPTEMBER 30, 2011

APPLE REIT SIX 2011 THIRD QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

Operations among the 66 hotels that comprise the Apple REIT Six, Inc. portfolio improved during the third quarter of this year as compared to the same period of 2010. I believe the conservative approach to hotel ownership implemented when the Company was formed allowed us to remain profitable and successfully weather the recent national economic downturn. Travel experts have reported that current trends indicate the hotel industry is on a strong path to recovery and as such, I am optimistic the remainder of 2011 will show continued improvement and 2012 will be a strong year for our Company.

The Apple REIT Six portfolio of hotels is diversified across 18 states and although the strength of recovery among our hotels has varied by market, we are pleased to report improvements in operations for the portfolio as a whole during the third quarter of this year. For the three- and nine-month periods ending September 30, 2011, our hotels reported an average occupancy of 77 percent and 74 percent, average daily rate (ADR) of $114 and $111, and revenue per available room (RevPAR) of $88 and $81, respectively. As compared to the same nine-month period of 2010, occupancy for this year was up by one percent, ADR was up by six percent and RevPAR was ahead by approximately seven percent. Despite the lack of significant improvement in our national economy since the recession, hotel industry analysts report increases in demand for hotel rooms due in part to the relatively small number of new hotels entering the supply side. As these lodging fundamentals further improve, we anticipate additional opportunities for improving nightly rates.

Modified funds from operations (MFFO) for the third quarter of 2011 totaled $23.5 million, or $0.26 per share, up approximately 11 percent as compared to MFFO achieved during the same period in 2010 of $21.2 million, or $0.23 per share. For the nine-month period ending September 30, 2011, MFFO totaled $62.3 million, or $0.68 per share, up approximately 11 percent as compared to MFFO for the same period last year of $56.2 million, or $0.62 per share. Based on current hotel industry trends, the Company is on track to achieve MFFO for 2011 of $73 to $83 million or approximately $0.80 to $0.90 per share and net income of approximately $40 to $50 million, or $0.44 to $0.54 per share. The Company paid shareholder distributions of $0.20 per share for the third quarter of this year and $0.58 per share year-to-date through September 30, 2011. Beginning with our July 15, 2011 distribution payment, the annualized shareholder distribution rate increased from $0.77 per share to $0.79 per share.

Since Apple REIT Six’s initial closing through September 30, 2011, we have distributed approximately $505 million to shareholders—$6.37 per share—and achieved MFFO of approximately $491 million and net income of approximately $307 million.(A) The Company has strategically invested approximately $74 million in capital improvements, maintaining the exceptional quality for which the Marriott® and Hilton® brands are known, and today our balance sheet remains among the strongest in our industry, with approximately six percent debt as compared to our total initial capitalization. I believe the Company is well-poised for future progress. Thank you for your investment in Apple REIT Six.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2011	Three months ended Sept. 30, 2010	Nine months ended Sept. 30, 2011	Nine months ended Sept. 30, 2010

REVENUES
Room revenue	$61,646	$58,094	$170,235	$159,752
Other revenue	4,160	3,676	12,058	10,792
Reimbursed expenses	1,824	1,417	5,472	4,685

Total revenue	$67,630	$63,187	$187,765	$175,229

EXPENSES
Direct operating expense	$16,343	$15,541	$46,232	$43,657
Other hotel operating expenses	23,779	22,799	67,584	64,755
Reimbursed expenses	1,824	1,417	5,472	4,685
General and administrative	1,275	1,203	3,975	3,645
Depreciation	8,008	7,711	24,465	23,028
Interest expense, net	937	990	2,894	2,864

Total expenses	$52,166	$49,661	$150,622	$142,634

NET INCOME
Income from continuing operations	$15,464	$13,526	$37,143	$32,595
Income (loss) from discontinued operations	26	(3,289)	697	(2,908)

Net income	$15,490	$10,237	$37,840	$29,687

Income from continuing operations per share	$0.17	$0.15	$0.40	$0.36
Income (loss) from discontinued operations per share	—	(0.04)	0.01	(0.03)

Net Income per share	$0.17	$0.11	$0.41	$0.33

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$15,490	$10,237	$37,840	$29,687
Depreciation of real estate owned	8,008	7,842	24,465	23,421

Funds from operations	$23,498	$18,079	$62,305	$53,108
Loss on assets held for sale	—	3,071	—	3,071

Modified Funds from Operations	$23,498	$21,150	$62,305	$56,179

FFO per share	$0.26	$0.20	$0.68	$0.58
Modified FFO per share	$0.26	$0.23	$0.68	$0.62

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,250	91,300	91,314	91,334

OPERATING STATISTICS
Occupancy from continuing operations	77%	77%	74%	73%
Average daily rate from continuing operations	$114	$108	$111	$105
RevPAR from continuing operations	$88	$83	$81	$76
Number of continuing hotels	66	66
Distributions per share	$0.20	$0.19	$0.58	$0.60

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$750,521		$764,557
Hotels held for sale		—		10,755
Other assets		17,044		12,901

Total assets		$767,565		$788,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$58,341		$63,736
Other liabilities		5,697		4,706

Total liabilities		64,038		68,442
Total shareholders’ equity		703,527		719,771

Total liabilities & shareholders’ equity		$767,565		$788,213

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes the loss on hotels held for sale. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs. The difference in net income and MFFO for the period from our initial closing in 2004 through September 30, 2011 is depreciation of real estate owned of $181 million and loss on hotels held for sale of approximately $3 million.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2011, and the results of operations for the interim periods ended September 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, DOTHAN, AL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Hilton Garden Inn
Marriott

FROM LEFT TO RIGHT, TOP TO BOTTOM: SPRINGHILL SUITES, ARLINGTON, TX; SPRINGHILL SUITES, DALLAS, TX; HAMPTON INN & SUITES, DOTHAN, AL; HILTON GARDEN INN, ARCADIA, CA; COURTYARD, VALDOSTA, GA; MARRIOTT, REDMOND, WA